UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2019

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Lakeshore Drive Suite 160 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

(469) 250-1185

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.    Entry into Material Definitive Agreement.

On February 7, 2019, RumbleOn, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation, as representative to the several underwriters named on Schedule 1-A to the Underwriting Agreement (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 1,110,000 shares of Class B Common Stock (the “Firm Shares”) and an additional 166,500 shares of Class B Common Stock (the “Additional Shares,” and together with Firm Shares, the “Shares”).

The Underwriters agreed to purchase the Firm Shares, and on February 8, 2019, exercised their option to purchase the Additional Shares, at a price of $5.16 per share. The Shares were offered, issued, and sold pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 and an effective registration statement filed with the SEC on Form S-3MEF (Registration Nos. 333-225217 and 333-229529) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

On February 11, 2019, the Company issued the Shares and closed the Offering at a public price of $5.55 per share for net proceeds to the Company of approximately $6.5 million after deducting the underwriting discount and offering fees and expenses payable by the Company.

The Underwriting Agreement included customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to this exhibit. A copy of the opinion of Akerman LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1.

The Company intends to use the net proceeds of this Offering for working capital and general corporate purposes, which may include purchases of additional inventory held for sale, increased spending on marketing and advertising and capital expenditures necessary to grow the business. Pending these uses, the Company may invest the net proceeds in short-term interest-bearing investment grade instruments.

Item 8.01    Other Items.

On February 11, 2019, the Company issued a press release announcing that it had closed the Offering. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, between the Company and the underwriters named therein, dated February 7, 2019.
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (included in Exhibit 5.1).
99.1	Press Release dated February 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: February 11, 2019	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer